Exhibit 5.1
OPINION OF PETROBRAS’ GENERAL COUNSEL
[Letterhead of Petrobras]
December 15, 2006
PETRÓLEO BRASILEIRO S.A. – PETROBRAS
Avenida República do Chile, 65
20035-900 Rio de Janeiro — RJ, Brazil
PETROBRAS INTERNATIONAL FINANCE COMPANY
4th Floor, Harbour Place
103 South Church Street
George Town, Grand Cayman,
Cayman Islands
Ladies and Gentlemen:
     I am the General Counsel of Petróleo Brasileiro S.A. — Petrobras (“Petrobras”), a sociedade de economia mista organized under the laws of the Federative Republic of Brazil (“Brazil”). This opinion is being furnished to you in connection with the preparation and filing by Petrobras and Petrobras’ wholly-owned subsidiary, Petrobras International Finance Company, a corporation organized under the laws of the Cayman Islands (“PIFCo”), under the Securities Act of 1933, as amended (the “Securities Act”), of registration statements on Form F-3 (the “registration statement”) with the United States Securities and Exchange Commission (the “SEC”) with respect to (i) unsecured debt securities of Petrobras (the “Petrobras Debt Securities”), (ii) unsecured debt securities of PIFCo (the “PIFCo Debt Securities”) accompanied by guarantees (the “Guarantees”) or standby purchase agreements (the “Standby Purchase Agreements”) of Petrobras, (iii) preferred shares of Petrobras, including the share purchase rights associated therewith (collectively, the “Preferred Shares”), in one or more series, (iv) common shares of Petrobras, including the share purchase rights associated therewith (collectively, the “Common Shares”), (v) warrants to purchase Petrobras Debt Securities, Preferred Shares or Common Shares (the “Petrobras Warrants”), (vi) warrants to purchase PIFCo Debt Securities accompanied by Guarantees or Standby Purchase Agreements (the “PIFCo Warrants”) and (vii) securities manditorily convertible into Preferred Shares, the Petrobras Debt Securities, the PIFCo Debt Securities, the Guarantees, the Standby Purchase Agreements, the Petrobras Warrants and the PIFCo Warrants, the “Securities”) to be issued from time to time on a delayed and continuous basis pursuant to Rule 415 under the Securities Act.
     For the purpose of rendering this opinion, I have examined the originals or copies certified to my satisfaction of the following documents:
(i)	the registration statement on Form F-3 filed with the SEC as of the date hereof;

(ii)	the form of indenture between Petrobras, as issuer, and The Bank of New York, as trustee

(the “Petrobras Indenture”), pursuant to which Petrobras Debt Securities may be issued;

(iii)	the form of indenture between PIFCo, as issuer, and The Bank of New York, as trustee (the “PIFCo Indenture”), pursuant to which PIFCo Debt Securities may be issued; and

(iv)	the By-laws (Estatuto Social) of Petrobras, as in effect on the date hereof.
     In addition, I have made such inquiries and examined originals (or copies of certified or otherwise identified to my satisfaction) of such documents and such other instruments and other certificates of public officials, officers and representatives of Petrobras, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In such examinations, I have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, electronic or facsimile copies and the truthfulness of all certificates of public officials and corporate officers.
     In rendering the opinions expressed below, I have assumed: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the applicable indenture or warrant agreement, as the case may be, and the terms of any Petrobras or PIFCo Warrants and, as applicable, the accompanying Petrobras Guarantees and the Petrobras Standby Purchase Agreements, will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Petrobras or PIFCo, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Petrobras or PIFCo, as applicable, (iv) the Securities and, as applicable, the accompanying Petrobras Guarantees and Petrobras Standby Purchase Agreements, will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) Petrobras or PIFCo, as applicable, will authorize the offering and issuance of the Securities and, as applicable, the accompanying Petrobras Guarantees and the Petrobras Standby Purchase Agreements, and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable warrant agreement, Petrobras Guarantee and/or Petrobras Standby Purchase Agreement, as the case may be, and will take any other appropriate additional corporate action, (vi) certificates, if required, representing the Securities and, as applicable, the accompanying Petrobras Guarantees and Petrobras Standby Purchase Agreements, will be duly executed and delivered and, to the extent required by the applicable indenture or warrant agreement, duly authenticated and countersigned; and (vii) any Securities issuable upon conversion, exchange or exercise of any other Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Furthermore, I have assumed (i) the due organization and valid existence of all parties to the Petrobras Indenture (other than Petrobras) and the PIFCo Indenture under the laws of the countries of their respective incorporation; (ii) the due authorization, execution and delivery of the Petrobras Indenture and the PIFCo Indenture by all parties thereto (other than Petrobras); (iii) that the performance thereof is within the capacity and powers of all such parties; and (iv) the validity and enforceability of the Petrobras Indenture, the PIFCo Indenture and the Securities in accordance with their terms under the laws of the State of New York, by which they are expressed to be governed.
     Also, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed, (ii) that the Debt Securities, the Petrobras Guarantees and the Petrobras Standby Purchase Agreements will conform to the forms I have reviewed and (iii) that the Petrobras and PIFCo Warrants will be in substantially the form described in the Registration Statement.
     I am qualified to practice law solely in Brazil and express no opinion as to any laws other than the laws of Brazil as in effect on the date hereof, and I have assumed that there is nothing in any other law that affects my opinion. In particular, I have made no independent investigation of the laws of the State of New York, or the laws of the Cayman Islands, as a basis for the opinions stated herein, and I do not express or imply any opinion on such laws. The opinions stated below are provided based on Brazilian laws, rules and regulations and on Petrobras’ By-laws, in each case as in effect on the date hereof, and I assume that there will be no change in Brazilian laws, rules or regulations (or the interpretation thereof) nor amendments to Petrobras’ By-laws that may affect in any way the opinions stated herein.
     Based upon the foregoing, and subject to the assumptions and qualifications herein contained, I am of the opinion that:
1.	Petrobras is a sociedade de economia mista duly organized and validly existing under the laws of Brazil.
2.	In the event that, in connection with the issuance, offer and sale of the Common Shares, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors (Conselho de Administração), the Board of Executive Officers (Diretoria) and the Fiscal Council (Conselho Fiscal) of Petrobras or a combination of such bodies (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the Common Shares is duly authorized, executed and delivered by all parties thereto, including Petrobras, and (iv) the Common Shares are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.	In the event that, in connection with the issuance, offer and sale of the shares of any series of Preferred Shares, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the Preferred Shares is duly authorized, executed and delivered by all parties thereto, including Petrobras, and (iv) the Preferred Shares are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.
4.	In the event that, in connection with the issuance, offer and sale of Petrobras Debt Securities to be issued under the Petrobras Indenture and the performance of Petrobras’ obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate actions are taken by Petrobras, including actions taken by the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the Petrobras Debt Securities is duly authorized, executed and delivered by all parties thereto, including Petrobras, (iv) the Petrobras Debt Securities are duly executed and delivered by Petrobras and, to the extent required by the Petrobras Indenture, duly authenticated and countersigned, and (v) the Petrobras Debt Securities are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Petrobras Debt Securities will constitute valid, binding and enforceable obligations of Petrobras.
5.	In the event that, in connection with the issuance and terms of the Guarantees and the performance of Petrobras’ obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate actions are taken by Petrobras, including actions taken by the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the PIFCo Debt Securities or PIFCo Warrants to which such Guarantees relate is duly authorized, executed and delivered by all parties thereto, and (iv) such PIFCo Debt Securities or PIFCo Warrants are duly authorized, executed and delivered by PIFCo and, to the extent required by the PIFCo Indenture, authenticated and countersigned and are sold and delivered to, and fully paid for by, the underwriting, purchase or similar agreement, then the Guarantees will constitute valid, binding and enforceable obligations of Petrobras.
6.	In the event that, in connection with the issuance and terms of any Standby Purchase Agreement and the performance of Petrobras’ obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate actions are taken by Petrobras, including actions taken by the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, and (iii) the Standby Purchase Agreement is duly executed and delivered by Petrobras and duly authorized, executed and delivered by all other parties thereto, then the Standby Purchase Agreement will constitute valid, binding and enforceable obligations of Petrobras.

7.	In the event that, in connection with the issuance, offer and sale of the Petrobras Warrants and the performance of Petrobras’ obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) the warrant agreement or agreements setting forth the terms of the Petrobras Warrants and a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale thereof are duly executed and delivered by Petrobras and duly authorized, executed and delivered by all other parties thereto, (iv) to the extent required pursuant to any such warrant agreement, the Petrobras Warrants are duly countersigned, and (v) the Petrobras Warrants are sold and delivered to, and fully paid for by, the purchasers at a price and in accordance with the terms of an agreement or agreements duly authorized, executed and delivered by the parties thereto, then the Petrobras Warrants will constitute valid, binding and enforceable obligations of Petrobras.
8.	In the event that, in connection with the issuance, offer and sale of the Mandatory Convertible Securities and the performance of Petrobras’ obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate and shareholder actions are taken by Petrobras and its shareholders, including actions taken by the General Shareholders Meeting, the Board of Directors, the Board of Executive Officers and the Fiscal Council of Petrobras or a combination of such bodies, (iii) an agreement setting forth the terms of the Mandatory Convertible Securities and a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale thereof are duly executed and delivered by Petrobras and duly authorized, executed and delivered by all other parties thereto, and (iv) the Mandatory Convertible Securities are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, then the Mandatory Convertible Securities will constitute valid, binding and enforceable obligations of Petrobras.
9.	The opinions set forth above are, however, subject to the following qualifications:
(a)	enforcement in Brazil may be limited by (a) judicial or extrajudicial reorganization, bankruptcy, insolvency, moratorium, liquidation, reorganization, concordata and other laws of general application relating to or affecting the rights of creditors generally (claims for salaries, wages, social security and taxes, among others, will have preference over any claims, including secured ones), (b) the possible unavailability of specific performance, summary judgment (processo executivo) or injunctive relief; and (c) concepts of materiality, reasonableness, good faith and fair dealing, such as contractual conditions providing that a certain act or fact shall be determined solely by one party (condição potestativa);

(b)	in order to ensure the admission and enforceability of the Petrobras Indenture, the PIFCo Indenture or the Securities, as the case may be, before the public agencies and courts in Brazil (a) (x) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular official of Brazil or (y) the Petrobras Indenture, the PIFCo Indenture or the Securities, as the case may be, together with its sworn translation into Portuguese language, must be registered with the appropriate Registry of Titles and Deeds in Brazil and (b) the Petrobras Indenture, the PIFCo Indenture or the Securities, as the case may be, must be translated into the Portuguese language by a sworn translator; and

(c)	any judgment obtained against Petrobras in a foreign court with respect to the Petrobras Indenture, the PIFCo Indenture or the Securities, as the case may be, will only be enforceable in the courts of Brazil if previously confirmed (homologado) by the Superior Court of Justice of Brazil. Such confirmation will only occur if such judgment: (a) fulfils all formalities required for its enforceability under the laws of the country wherein it is issued; (b) is issued by a competent court after proper service of process on Petrobras; (c) is not subject to appeal; (d) is authenticated by a Brazilian Consulate in the jurisdiction wherein it is issued and is accompanied by a certified translation into Portuguese language; and (e) is not contrary to Brazilian national sovereignty, public policy or morality (as provided in Article 17 of the Law of Introduction to the Brazilian Civil Code).
     I hereby consent to the use of my name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters” as counsel for Petrobras who has passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the United Securities Act of 1933, as amended, or the rule and regulations of the SEC thereunder.
     This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is furnished by me, as general counsel of Petrobras, to you, solely for your benefit.

Very truly yours,

Nilton de Almeida Maia
General Counsel of Petróleo

Brasileiro S.A.-PETROBRAS